UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     March 17, 2006
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                               AMREP CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

Oklahoma                          1-4702                          59-0936128
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(State or Other Jurisdiction      (Commission File        (IRS Employer
of Incorporation)                 Number)                 Identification Number)

212 Carnegie Center, Suite 302, Princeton, New Jersey                08540
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    (Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 .below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     Under contracts originally entered into in 1993 and amended and extended from time to time, the Company's magazine distribution business has distributed magazines for publishers owned or controlled by Nicholas G. Karabots, who is the Company's controlling stockholder and a member and Vice Chairman of the
Company's Board of Directors and Executive Committee and Chairman of the Company's Human Resources and Compensation Committee. The distribution contracts were scheduled to expire on December 31, 2005. On March 17, 2006 effective as of January 1, 2006, in accordance with the approval of the Independent Committee described below, the Company entered into an agreement extending the distribution contracts for 30 months to June 30, 2008, on their existing terms except for an increase in the price paid to the publishers for the magazines and the provision by the Company to the publishers of certain additional promotional assistance.

     In its magazine distribution business, the Company purchases magazines from publishers and resells them at higher prices to wholesalers and reports as revenues only the spread between the prices it pays the publishers and the prices it receives from its wholesaler customers. For the Company's fiscal year ended April 30, 2005, the Company's payments for magazines to Mr. Karabots' publisher companies amounted to 28.2% of the Company's payments to all publishers.

     The Company also provides subscription fulfillment services for publishing companies owned or controlled by Mr. Karabots. For fiscal 2005, the Company's revenues for these services were $344,000. These contracts were to have been effective through August 1, 2006, and year to year thereafter, unless terminated at the election of either party. However, in conjunction with the extension of the distribution contracts, the fulfillment services contracts were also extended to June 30, 2008 substantially on their existing terms.

     A committee of the Board of Directors of the Company (the 'Independent Committee') comprised of independent directors whom the Board also found to be independent of Mr. Karabots, has been appointed with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots. In accordance with such authority, the Independent Committee has approved the extensions of the distribution contracts and fulfillment services contracts with Mr. Karabots' companies. In granting such approval, the Independent Committee concluded that the extension terms are fair and reasonable and no less favorable to the Company than would be obtained in a comparable arm's length transaction with an unaffiliated publisher having the same volume of business as Mr. Karabots' companies.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   AMREP CORPORATION
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                                                      (Registrant)

                                                   By:  /s/ Peter M Pizza
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                                                        Peter M. Pizza
                                                        Vice President and
                                                        Chief Financial Officer

Date:  March 20, 2006
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